U. S. SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM SB-2
             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                       Battery Power Online U.S.A., Inc.,
             (Exact name of registrant as specified in its charter)

Colorado                            xxxx                              84-1578047
--------                            ----                              ----------
(State or other         (Primary Standard Industrial            (I.R.S. Employer
jurisdiction of          Classification Code Number)         Identification No.)
incorporation or
organization)


3376 Burns Avenue, Victoria, British Columbia, Canada                    V8Z 3P2
-----------------------------------------------------                    -------
(Address of registrant's principal executive offices)                 (Zip Code)


                                 (250) 920-5588
                                 --------------
              (Registrant's Telephone Number, Including Area Code)

                              Thomas E. Stepp, Jr.
                                 Stepp Law Group
                           1301 Dove Street, Suite 460
                         Newport Beach, California 92660
                                  949.660.9700
                             Facsimile 949.660.9010
            (Name, Address and Telephone Number of Agent for Service)

Approximate date of proposed sale to the public: From time to time after this Registration Statement becomes effective.

     If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ] _______

     If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
    -------

     If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.
[ ]
    -------

     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

                         CALCULATION OF REGISTRATION FEE
================================== =================== ==================== ======================= ================
       Title of each class               Amount         Proposed maximum       Proposed maximum        Amount of
          of securities                  to be           offering price           aggregate          registration
        to be registered               registered           per share           offering price            fee
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, no par value             7,800,000              $.50            $  3,900,000.00          $ 1,029.60
---------------------------------- ------------------- -------------------- ----------------------- ----------------
Common Stock, no par value             4,000,000              $.50            $  2,000,000.00          $ 528
================================== =================== ==================== ======================= ================
                                                                              Total Registration Fee   $ 1,557.60

The offering price per share for the selling security holders was estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 of Regulation C.

We will be offering 4,000,000 shares on a "best efforts" basis. We may offer and sell these shares ourselves or we may use the services of Participating Brokers/Dealers licensed by the National Association of Securities Dealers, Inc. Each Participating Broker/Dealer will receive from the proceeds of the Offering
(i) a sales commission equal to ten percent (10%) of the proceeds received from shares offered and sold by that Participating Broker/Dealer and accepted by us;
(ii) a reimbursement of expenses associated with ongoing due diligence in an amount equal to two (2%) of the proceeds received from shares offered and sold by that Participating Broker/Dealer and accepted by us, which fee is intended to compensate that Participating Broker/Dealer for any and all expenses incurred by Participating Broker Dealer associated with the due diligence process; and (iii) a reimbursement of offering expenses in an amount equal to three percent (3%) of the proceeds received from shares offered and sold by that Participating Broker/Dealer and accepted by us, which is intended to reimburse that Participating Broker/Dealer for offering expenses, e.g. postage, legal fees, and similar expenses.

The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

                             Preliminary Prospectus
                       Battery Power Online U.S.A., Inc.,
                             a Colorado corporation

                       11,800,000 Shares of Common Stock

This prospectus relates to 11,800,000 shares of common stock of Battery Power Online U.S.A., Inc., a Colorado corporation, which are issued and outstanding shares of our common stock, acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933 and 4,000,000 shares which we are offering to raise capital so that we can complete our current business development plan. No national securities exchange or the Nasdaq Stock Market lists the common stock being offered by the selling security holders, and we have not applied for listing or quotation with any national securities exchange or automated quotation system.

The shares of common stock offered by the selling security holders have not been registered for sale under the securities laws of any state as of the date of this prospectus. Brokers or dealers effecting transactions in the shares of our common stock should confirm the registration thereof under the securities laws of the states in which transactions occur or the existence of any exemption from registration.

The selling security holders may from time to time sell the shares on the OTC Bulletin Board, on any other national securities exchange or automated quotation system on which the common stock may be listed or traded, in negotiated transactions or otherwise, at prices then prevailing or related to the then current market price or at negotiated prices; however, the shares of our common stock are not currently quoted, listed or traded on any securities exchange or automated quotation system. We will not receive any of the proceeds from the sale of those shares being offered.

See "Risk Factors" beginning on page 5 for factors to be considered before investing in the shares of our common stock.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the prospectus. Any representation to the contrary is a criminal offense.

The information in this prospectus is not complete and may be changed. These securities may not be offered or sold until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.


                  The date of this prospectus is July ___, 2001
                             Subject to completion.

                                TABLE OF CONTENTS

    Prospectus Summary ......................................................4
    Risk Factors.............................................................5
    Use of Proceeds..........................................................8
    Determination of Offering Price..........................................8
    Dilution.................................................................9
    Selling Security Holder..................................................9
    Plan of Distribution....................................................10
    Legal Proceedings.......................................................11
    Directors, Executive Officers, Promoters and Control Persons............11
    Security Ownership of Certain Beneficial Owners and Management..........12
    Description of Securities...............................................12
    Interest of Named Experts and Counsel...................................13
    Disclosure of Commission Position on Indemnification for
    Securities Act Liabilities..............................................13
    Organization Within Last Five Years.....................................14
    Description of Business.................................................14
    Management's Discussion and Analysis of Financial Condition
    and Results of Operations...............................................16
    Description of Property.................................................17
    Certain Relationships and Related Transactions.................... .....17
    Market for Common Equity and Related Stockholder Matters................17
    Executive Compensation..................................................19
    Financial Statements....................................................19
    Changes in and Disagreements with Accountants on Accounting and Financial Disclosure................................................30
    Legal Matters...........................................................30
    Experts.................................................................30
    Additional Information..................................................30

    PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

    Indemnification of Directors and Officers...............................30
    Other Expenses of Issuance and Distribution.............................31
    Recent Sales of Unregistered Securities.................................31
    Exhibits................................................................32
    Undertakings............................................................32
    Signatures    ..........................................................34
    Power of Attorney.......................................................35

Prospectus Summary

Our Business:                      Our principal business address is 3376 Burns
                                   Avenue, Victoria, British Columbia, Canada
                                   V8Z 3P2; our telephone number (250) 920-5588.

                                   We sell and distribute various types of
                                   specialized batteries as well as
                                   battery-operated products to customers
                                   worldwide over the Internet by means of our website. Our principal business activities are:

                                   o the sale and distribution of specialized batteries and related products manufactured by third parties to customers around the world, and

                                   o    the marketing of Battery Power
                                        Centres for in-store retail sales.

                                   The products that we sell and distribute include many types of specialized batteries, including primary and rechargeable batteries, along with cutting-edge electronic battery-powered items. We have not yet netted a profit from the sale of those products.

                                   Our current website features more than 3,000 types of batteries from all over the world manufactured by more than 6,000 manufacturers. Batteries are cross-referenced to North American battery standards. We have already completed online orders from all parts of the United States, and countries around the world, including Australia, India, Holland, and countries in South America. Our database is supported by Remote Access Software that allows for easy transfer of data between the customer and the website. Our ordering system is fast, easy to navigate and fully secure. Customers can search quickly and easily for a particular specialized battery for any application, including camcorders, cell phones, computers, watches and calculators, along with specialized batteries for various metering and electronic devices. We are also in the process of marketing complete turnkey units called Battery Power Centres for installation in North American retail locations such as camera stores, convenience stores, and optical outlets over the next two to three years.

Our State of Organization:         We were incorporated in Colorado on
                                   December 19, 2000.

Number of Shares Being Offered:    We are offering 4,000,000 shares of our
                                   common stock. The selling security holders want to sell 7,800,000 shares of our common stock. The offered shares were acquired by the selling security holders in private placement transactions which were exempt from the registration and prospectus delivery requirements of the Securities Act of 1933.

Number of Shares Outstanding       7,800,000 shares of our common stock are
After the Offering:                issued and outstanding. We have no other
                                   securities issued. If we sell all of the 4,000,000 additional shares we are registering, we will have 11,800,000 shares of our common stock issued and outstanding after the offering.

Estimated use of                   We will not receive any of the proceeds from
proceeds:                          the sale of those shares being offered by the
                                   selling security holders. We intend to use funds raised by the sale of the 4,000,000 shares we are registering for sale to expand and develope our website, market and distribute Battery Power Centers, hire additional marketing and information technology staff, and for working capital.

                                  RISK FACTORS

In addition to the other information in this prospectus, the following risk factors should be considered carefully in evaluating our business before purchasing any of our shares of common stock. A purchase of our common stock is speculative and involves a lot of risks. No purchase of our common stock should be made by any person who is not in a position to lose the entire amount of his investment.

Information in this prospectus contains "forward looking statements" which can be identified by the use of forward-looking words, such as "believes", "estimates", "could", "possibly", "probably", "anticipates", "projects", "expects", "may", "will", or "should" or other variations thereon or similar words. No assurances can be given that the future results anticipated by the forward-looking statements will be achieved. The following matters constitute cautionary statements identifying important factors with respect to those forward-looking statements, including certain risks and uncertainties, that could cause actual results to vary materially from the future results anticipated by those forward-looking statements. Among the key factors that have a direct bearing on our results of operations are the effects of various governmental regulations, the fluctuation of our direct costs and the costs and effectiveness of our operating strategy. Other factors could also cause actual results to vary materially from the future results anticipated by those forward-looking statements.

Because we are a new company with losses since our formation and we anticipate that we will lose money in the foreseeable future, we may not be able to achieve profitable operations.

We were incorporated in December 2000. In January, 2001, we merged with Battery Power Online Inc., a company with limited liability formed under the Province of British Columbia's Company Act in February, 1999. We were the surviving corporation. We have a wholly-owned subsidiary, Kwik Sales Limited, which we acquired on June 30, 2000, for $50,000 in cash and 75,000 of our common shares. Kwik Sales Limited is a British Columbia corporation which wholesales batteries on Southern Vancouver Island.

As of December 31, 2000, our net losses were approximately $107,374. Our Canadian predecessor has been selling batteries and battery-operated products online to customers around the world since April 1999. We have operated at a loss thus far, but sales are increasing each month. We are in alliances with various manufacturers to distribute products in Canada, and are in discussions with other manufacturers to expand our distribution area. We anticipate generating increasing levels of revenues in our current fiscal year. Our prospects must be considered speculative, considering the risks, expenses, and difficulties frequently encountered in the establishment of a new business, specifically the risks inherent in the development of e-commerce. We cannot guaranty that unanticipated technical or other problems will not occur which would result in material delays in future product and service commercialization or that our efforts will result in successful product and service commercialization. We cannot guaranty that we will be able to achieve profitable operations.

Our officers and directors are engaged in other activities and could have conflicts of interest with us. Therefore, our officers and directors may not devote sufficient time to our affairs.

The persons serving as our officers and directors have existing responsibilities and may have additional responsibilities to provide management and services to other entities. As a result, conflicts of interest between us and the other activities of those entities may occur from time to time, in that our officers and directors shall have conflicts of interest in allocating time, services, and functions between the other business ventures in which they may be or become involved and our affairs.

Peter Geoffrey Edmunds resigned as a director of JCI Technologies Inc. on January 4, 2001 so that he could devote all of his time to our business. JCI Technologies develops software and specializes in the production of online Internet services.

John J. Sutherland currently serves as President of JJSJR Enterprises LTD, which is a business-consulting firm. Mr. Sutherland currently devotes approximately 30% of his time to JJSJR Enterprises LTD. We do not believe that we have any conflicts of interest with the business or industry of JJSJR Enterprises LTD other than Mr. Sutherland's duty to provide management and services to JJSJR Enterprises LTD.

We operate in a highly competitive industry and we may not have adequate resources to market the products that we sell and distribute in order to compete successfully.

Competition in the battery retail sales industry is intense. We compete directly with other companies and businesses that sell batteries and battery-operated products online or are in the process of developing similar businesses which are functionally equivalent or similar to our website. Other competitors sell the same batteries and battery-operated products that we sell. Our subsidiary faces competition from other battery wholesalers. We expect that these competitors who have developed similar online and in-store methods of selling batteries and battery-operated products will market those products to our target customers, which will significantly affect our ability to compete.

Most of our competitors have substantially greater experience, financial and technical resources and production, marketing and development capabilities than we do. Many of those competitors with greater financial resources can afford to spend more resources than we can to market their products. We cannot guaranty that we will succeed in marketing, selling and distributing specialty batteries over the Internet or through our Battery Power Centres. We cannot guaranty that our competitors will not succeed in marketing, selling and distributing their products to our existing or potential customers.

Our ability to succeed is uncertain because we currently have limited sources of revenue and minimal marketing activities due to the lack of revenues. Therefore, investors may lose all or part of their investment, if we do not generate revenues.

We are currently engaged primarily in online specialty battery sales. Our only sources of revenue are the sales of specialty batteries. We have generated revenues but continue to operate at a net loss. Our marketing activities are significantly limited and, to fund more sophisticated marketing activities, we need to generate revenues. Our failure to generate revenues may cause an investor to lose part or all of his investment. We cannot guaranty that we will generate any revenues.

We are substantially dependent on third party manufacturers for our supply of batteries.

In the event that we cannot continue in relationships with our current suppliers of specialty batteries and battery-operated products, we will need to develop relationships with other suppliers. We cannot guaranty that we would be able to develop other relationships with different suppliers.

We may not be able to maintain our web domain name, which may cause confusion among web users and decrease any potential value of our name.

We currently hold the web domain names www.buyabattery.com and www.battery-power.com. Currently, the acquisition and maintenance of domain names is regulated by governmental agencies and their designees. The regulation of domain names in the U.S. and in foreign countries is expected to change in the near future. As a result, we may not be able to maintain our domain name. These changes could include the introduction of additional top-level domains, which could cause confusion among web users trying to locate our sites. Furthermore, the relationship between regulations governing domain names and laws protecting trademarks and similar proprietary rights is unclear. We may be unable to prevent third parties from acquiring domain names that are similar to ours. The acquisition of similar domain names by third parties could cause confusion among web users attempting to locate our site and could decrease the value of our name and the use of our site.

We anticipate that we will need to raise additional capital to market and distribute Battery Power Centres and continue to develop our business. Our failure to raise additional capital will significantly limit our marketing activities and business development.

To market and distribute Battery Power Centres and complete our business development, we will be required to raise additional funds. We will attempt to do so through the sale of our common stock in this offering, but there is no quarantee we will sell any of the stock we are offering.We cannot guaranty that we will be able to obtain additional financing at commercially reasonable rates. We anticipate that we will spend significant funds on the marketing and promotion of Battery Power Centres. The minimum amount necessary to complete our current business development plans is approximately $2,000,000. Our failure to obtain additional funds would significantly limit or eliminate our ability to fund our sales and marketing activities. This would have a material adverse effect on our ability to continue our operation and compete with other battery providers.

We anticipate that we may seek additional funding through public or private sales of our securities or from borrowing funds from commercial or private lenders, or from other commercial or private financing arrangements. At December 31, 2000 we had a bank loan in the amount of approximately $18,569 which was unsecured, repayable on demand and which bears interest at prime plus 2% per annum. We also had long-term debt in two loan payables totaling $34,534 and advances from a shareholder of $67,993 in fiscal 2000 and $9,422 in fiscal 1999. The advances from the shareholder are unsecured, non-interest bearing and have no fixed terms for repayment. Additional funds may not be available when needed or on terms acceptable to us. In the event that we are not able to obtain additional funding on a timely basis, we may be required to limit any proposed operations or eliminate certain or all of our marketing programs.

Our ability to raise additional capital through the sale of our stock may be harmed by competing resales of our common stock by the selling security holders. The price of our common stock could fall if the selling security holders sell substantial amounts of our common stock. These sales would make it more difficult for us to sell equity or equity-related securities in this offering or in the future at a time and price that we deem appropriate because the selling security holders may offer to sell their shares of common stock to potential investors for less than we do. Moreover, potential investors may not be interested in purchasing shares of our common stock if the selling security holders are selling their shares of common stock.

Our inability to generate revenues will affect our ability to market our products.

If we do not obtain adequate financing through the sale of our equity securities or from other commercial or private financing arrangements, we may not be able to generate revenues sufficient to enable us to continue to sell specialty batteries and battery-operated products over the Internet, or to market our Battery Power Centres effectively. Our failure to sell those products could adversely affect our business and financial performance. If we are unable to generate sufficient revenues, we anticipate that our marketing activities will be very limited. In that instance, our expenses will be limited to the day-to-day expenditures necessary to conduct business. Our sales revenues have not yet covered our expenses. We cannot guaranty that our sales will increase sufficiently in the future to generate a net profit.

Our officers, directors and principal security holders own approximately 86% of our outstanding shares of common stock. Such concentrated control allows these shareholders to exert significant influence in matters requiring approval of our shareholders.

Our directors, officers and principal (greater than 5%) security holders, taken as a group, together with their affiliates, beneficially own, in the aggregate, approximately 86% of our outstanding shares of common stock. Geoff Edmunds is one of our principal shareholders and also our President and one of our directors. Such concentrated control of the company may adversely affect the price of our common stock. Mr. Edmunds may be able to exert significant influence, or even control, matters requiring approval by our security holders, including the election of directors. Such concentrated control may also make it difficult for our shareholders to receive a premium for their shares of our common stock in the event we merge with a third party or enter into a different transaction which requires shareholder approval.

In addition, certain provisions of Colorado law could have the effect of making it more difficult or more expensive for a third party to acquire, or of discouraging a third party from attempting to acquire, control of us.

Because we may be subject to the "penny stock" rules, the level of trading activity in our stock may be reduced.

Broker-dealer practices in connection with transactions in "penny stocks" are regulated by certain penny stock rules adopted by the Securities and Exchange Commission. Penny stocks, like shares of our common stock, generally are equity securities with a price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on Nasdaq. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the nature and level of risks in the penny stock market. The broker-dealer also must provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and, if the broker-dealer is the sole market maker, the broker-dealer must disclose this fact and the broker-dealer's presumed control over the market, and monthly account statements showing the market value of each penny stock held in the customer's account. In addition, broker-dealers who sell these securities to persons other than established customers and "accredited investors" must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written agreement to the transaction. Consequently, these requirements may have the effect of reducing the level of trading activity, if any, in the secondary market for a security subject to the penny stock rules, and investors in our common stock may find it difficult to sell their shares.


We lack a public market for shares of our common stock, which may make it difficult for investors to sell their shares.

There is no public market for shares of our common stock. We cannot guaranty that an active public market will develop or be sustained. Therefore, investors may not be able to find purchasers for their shares of our common stock. Should there develop a significant market for our shares, the market price for those shares may be significantly affected by such factors as our financial results and introduction of new products and services. Factors such as announcements of new or enhanced products by us or our competitors and quarter-to-quarter variations in our results of operations, as well as market conditions in the high technology sector may have a significant impact on the market price of our shares. Further, the stock market has experienced extreme volatility that has particularly affected the market prices of stock of many companies and that often has been unrelated or disproportionate to the operating performance of those companies.

Because we lack a public market for shares of our common stock, the offering price of the shares will be arbitrarily determined by the selling security holders. Therefore, investors may lose all or part of their investment if the price they pay for their shares is too high.

Our common stock is not publicly traded and we do not participate in the OTC Bulletin Board, an electronic quotation medium for securities traded outside the Nasdaq Stock Market. We cannot guaranty that an active public market for our stock will develop or be sustained. Therefore, the offering price of shares of our common stock may be arbitrarily determined by the selling security holders. Accordingly, purchasers may lose all or part of their investments if the price of their shares is too high. A purchase of our stock in this offering would be "unsuitable" for a person who cannot afford to lose his entire investment.

We are registering all of the issued and outstanding shares of common stock, including those shares owned by our officers and directors. The selling security holders, including our officers and directors, may sell all of their shares as soon as possible, which could significantly decrease the price of our common stock and reduce our officers' and directors' desire to see us succeed.

All of the stock owned by the selling security holders, including our officers and directors, will be registered by the registration statement of which this prospectus is a part. The selling security holders, including our officers and directors, may sell some or all of their shares immediately after they are registered. In the event that the selling security holders sell some or all of their shares, the price of our common stock could decrease significantly.

In the event that our officers and directors sell all or some of their common stock, a conflict of interest will occur between our officers' and directors' duties to us and their personal interests in selling their shares. In the event that our officers and directors sell some or all of their shares, they may not have an incentive to continue as management of the company. We cannot assure you that the officers and directors will not sell some or all of their shares as soon as they are registered.

Use of Proceeds
---------------

We will not receive any proceeds from the sale of shares of our common stock being offered by the selling security holders. If we sell all or any portion of the shares of common stock we are registering in this offering, we will use the funds to expand and develop our website, to market and distribute Battery Power Centres, to hire additional marketing and information technology staff, and for general working capital. Our management has discretion to allocate the funds raised in the manner they deem appropriate to best effectuate our business plan.


Determination of Offering Price
-------------------------------

Factors Used to Determine Share Price. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. No public market presently exists for our common stock, and it is not quoted on any electronic quotation service or listed or traded on any securities exchange. The offering price for the shares we are registering has no relationship to any established criteria of value, such as book value or earnings per share. Additionally, because we have no significant operating history and have not generated any revenues to date, the price of our common stock is not based on past earnings, nor is the price of the shares of our common stock indicative of current market value for the assets owned by us. No valuation or appraisal has been prepared for our business and potential business expansion.

Dilution
--------

The shares offered for sale by the selling security holders are already outstanding and, therefore, do not contribute to dilution. The shareholders currently have a deficit and therefore the shares of our common stock have a negative book value. Assuming we sell all 4,000,000 shares being offered at the offering price of $0.50 per share, our common stock would have a value of approximately $0.16 per share. Therefore, persons investing in our common stock at the offering price would have an immediate 68% dilution of their investment.

Selling Security Holders
------------------------

The following table sets forth the number of shares which may be offered for sale from time to time by the selling security holders. The shares offered for sale constitute all of the shares known to us to be beneficially owned by the selling security holders. None of the selling security holders has held any position or office with us, except as specified in the following table. Other than the relationships described below, none of the selling security holders had or have any material relationship with us.

===============================================================================
    Name of Selling Security Holder                     Shares of Common Stock
-----------------------------------------------------------------------------
Peter Geoffrey Edmunds                                      3,992,100
-----------------------------------------------------------------------------
Norrlanska Kross, Inc.                                      1,500,000
-----------------------------------------------------------------------------
John Stacey                                                 1,000,000
-----------------------------------------------------------------------------
John Sutherland                                              250,000
-----------------------------------------------------------------------------
587686 B.C. Ltd.                                             100,000
-----------------------------------------------------------------------------
Ingrid Edmunds                                               100,000
-----------------------------------------------------------------------------
David Edmunds                                                100,000
-----------------------------------------------------------------------------
Kim Johnson                                                  100,000
-----------------------------------------------------------------------------
Scott Johnson                                                100,000
-----------------------------------------------------------------------------
Gordon Howard                                                 60,000
-----------------------------------------------------------------------------
Craig Reynolds                                                51,900
-----------------------------------------------------------------------------
Mike MacDonald                                                50,000
-----------------------------------------------------------------------------
Judith Weaver                                                 50,000
-----------------------------------------------------------------------------
Geoffrey McCarthy                                             30,000
-----------------------------------------------------------------------------
Peter & Christine Shippen                                     45,000
-----------------------------------------------------------------------------
Brian Chalmers                                                20,000
-----------------------------------------------------------------------------
HSBC Securities in trust for Terrance Fanteux                 17,000
-----------------------------------------------------------------------------
National Bank Financial in trust for Claire Reynolds          17,000
-----------------------------------------------------------------------------
Robin Herron                                                  17,000
-----------------------------------------------------------------------------
Nancy Janes                                                   17,000
-----------------------------------------------------------------------------
Denise Kube                                                   17,000
-----------------------------------------------------------------------------
Sandra Webb                                                   17,000
-----------------------------------------------------------------------------
Shirley Helmer                                                34,000
-----------------------------------------------------------------------------
Carlos Rocha                                                  17,000
-----------------------------------------------------------------------------
Peter & Christine Shippen                                     17,000
-----------------------------------------------------------------------------
Bonnie Howard                                                 15,000
-----------------------------------------------------------------------------
Raymond Patterson                                             10,000
-----------------------------------------------------------------------------
Denise & Daryl Kube                                           10,000
-----------------------------------------------------------------------------
Elizabeth Armstrong                                           10,000
-----------------------------------------------------------------------------
Wayne & Joanne Hamilton                                       10,000
-----------------------------------------------------------------------------
David & Wendy English                                         10,000
-----------------------------------------------------------------------------
James Sim                                                     10,000
-----------------------------------------------------------------------------
David Ganong                                                  10,000
-----------------------------------------------------------------------------
Florence Brownlee                                             5,000
-----------------------------------------------------------------------------

-----------------------------------------------------------------------------
William Edward Chudyk                                         4,000
-----------------------------------------------------------------------------
Josh Kube                                                     2,000
-----------------------------------------------------------------------------
Alia Kube                                                     2,000
=============================================================================


Plan of Distribution
--------------------

We are registering 4,000,000 shares of our common stock, which will be offered and sold on a "best efforts" basis by us or by Participating Broker/Dealers licensed by the National Association of Securities Dealers. There is no minimum purchase for each investor. The offering price of the shares was arbitrarily determined by us. The offering price of our common stock does not have any relationship to assets, book value, or earnings of the company. We reserve the right to reject any subscription in whole or in part, for any reason or for no reason.

The selling security holders may sell our common stock in the over-the-counter market, or on any securities exchange on which our common stock is or becomes listed or traded, in negotiated transactions or otherwise. The selling security holders may sell our common stock at prices then prevailing or related to the then current market price or at negotiated prices. The shares will not be sold in an underwritten public offering.

The shares may be sold directly or through brokers or dealers. The methods by which the shares may be sold include:

    o purchases by a broker or dealer as principal and resale by such broker or dealer for its account;
    o ordinary brokerage transactions and transactions in which the broker solicits purchasers; and
    o   privately negotiated transactions.

Brokers and dealers engaged by selling security holders may arrange for other brokers or dealers to participate. Brokers or dealers may receive commissions or discounts from selling security holders (or, if any such broker-dealer acts as agent for the purchaser of such shares, from such purchaser) in amounts to be negotiated. Broker-dealers may agree with the selling security holders to sell a specified number of such shares at a stipulated price per share, and, to the extent such broker-dealer is unable to do so acting as agent for a selling security holder, to purchase as principal any unsold shares at the price required to fulfill the broker-dealer's commitment to such selling security holder. Broker-dealers who acquire shares as principal may resell those shares from time to time in the over-the-counter market or otherwise at prices and on terms then prevailing or related to the then-current market price or in negotiated transactions and, in connection with such resales, may receive or pay commissions.

The selling security holders and any broker-dealers participating in the distributions of the shares may be deemed to be "underwriters" within the meaning of Section 2(11) of the Securities Act of 1933. Any profit on the sale of shares by the selling security holders and any commissions or discounts given to any such broker-dealer may be deemed to be underwriting commissions or discounts. The shares may also be sold pursuant to Rule 144 under the Securities Act of 1933 beginning one year after the shares were issued.

There can be no assurance that the selling security holders will sell any or all of the offered shares.

Under the Securities Exchange Act of 1934 and the regulations thereunder, any person engaged in a distribution of the shares of our common stock offered by this prospectus may not simultaneously engage in market making activities with respect to our common stock during the applicable "cooling off" periods prior to the commencement of such distribution. Also, the selling security holders are subject to applicable provisions which limit the timing of purchases and sales of our common stock by the selling security holders.

We have informed the selling security holders that, during such time as they may be engaged in a distribution of any of the shares we are registering by this Registration Statement, they are required to comply with Regulation M. In general, Regulation M precludes any selling security holder, any affiliated purchasers and any broker-dealer or other person who participates in a distribution from bidding for or purchasing, or attempting to induce any person to bid for or purchase, any security which is the subject of the distribution until the entire distribution is complete. Regulation M defines a "distribution" as an offering of securities that is distinguished from ordinary trading activities by the magnitude of the offering and the presence of special selling efforts and selling methods. Regulation M also defines a "distribution participant" as an underwriter, prospective underwriter, broker, dealer, or other person who has agreed to participate or who is participating in a distribution.

Regulation M prohibits any bids or purchases made in order to stabilize the price of a security in connection with the distribution of that security, except as specifically permitted by Rule 104 of Regulation M. These stabilizing transactions may cause the price of our common stock to be more than it would otherwise be in the absence of these transactions. We have informed the selling security holders that stabilizing transactions permitted by Regulation M allow bids to purchase our common stock if the stabilizing bids do not exceed a specified maximum. Regulation M specifically prohibits stabilizing that is the result of fraudulent, manipulative, or deceptive practices. Selling security holders and distribution participants are required to consult with their own legal counsel to ensure compliance with Regulation M.

Legal Proceedings
-----------------

There are no legal actions pending against us nor are any legal actions contemplated by us at this time.

Directors, Executive Officers, Promoters and Control Persons
------------------------------------------------------------

Executive Officers and Directors. We are dependent on the efforts and abilities of certain of our senior management. The interruption of the services of key management could have a material adverse effect on our operations, profits and future development, if suitable replacements are not promptly obtained. We anticipate that we will enter into employment agreements with each of our key executives. We cannot guaranty that each executive will remain with us during or after the term of his or her employment agreement. In addition, our success depends, in part, upon our ability to attract and retain other talented personnel. Although we believe that our relations with our personnel are good and that we will continue to be successful in attracting and retaining qualified personnel, we cannot guaranty that we will be able to continue to do so. Our officers and directors will hold office until their resignations or removal.

Our directors and principal executive officers are as specified on the following table:

======================== ============ =======================================
Name                         Age      Position
------------------------ ------------ ---------------------------------------
Peter Geoffrey Edmunds       61       President and a Director
------------------------ ------------ ---------------------------------------
John Stacey                  57       Secretary and a Director
------------------------ ------------ ---------------------------------------
John Sutherland              51       Director
======================== ============ =======================================

Peter Geoffrey Edmunds. Mr. Edmunds is our President and a director since April, 1999. Mr. Edmunds manages all aspects of our operations, including negotiating agreements with product manufacturers and suppliers as well as Internet marketing and sales. From 1991 to 1999, Mr. Edmunds was President and CEO of JCI Technologies, Inc., a software development company specializing in the production of online Internet services, and a reporting company. From 1985 to 1990, he was a founding partner of Battery One-Stop, Inc. , a battery and electronic specialty retailer that went on to establish 155 stores in both Canada and the United States. Battery One-Stop became one of the most successful companies listed on the Alberta Stock Exchange. Mr. Edmunds also has an extensive background in publishing with newspapers and publishers in both Wales and Canada. Mr. Edmunds has not been a director of any other reporting company.

John W. Stacey. Mr. Stacey has been our Secretary and a director since April 1999. From 1995 to 1998, Mr. Stacey was a business consultant, advising start-up companies in sales and marketing techniques. In 1991, Mr. Stacey earned his real estate license, and from 1991 to 1995, Mr. Stacey was a Realtor with Re/Max Camosun in Victoria, British Columbia. Prior to that, Mr. Stacey worked in retail management, sales and marketing. He has given numerous seminars and workshops focusing on management and marketing techniques. Mr. Stacey has not been a director of any other reporting company.

John J. Sutherland. Mr. Sutherland has been a director since September 1999. From March 1997 to January 2001, Mr. Sutherland was President and CEO for Ascavcan Systems Corp. Prior to that he served as Vice President of Finance for Zen International Resources, Inc. from September 1996 through February, 1997 and held the same position at Arequepa Resources Inc. from April 1996 through August 1996. Mr. Sutherland is a member of the Certified General Accountants of British Columbia. Mr. Sutherland has served as Treasurer, Controller and Vice President of Finance in a variety of industries. He earned a Certificate in General Accounting from the University of British Columbia in 1976, and prior to that, a Diploma in Technology from The British Columbia Institute of Technology in 1970. Mr. Sutherland has previously been a director of International Absorbents, Inc., and Polymer Solutions, Inc., both reporting companies.

There is no family relationship between any of our officers or directors. There are no orders, judgments, or decrees of any governmental agency or administrator, or of any court of competent jurisdiction, revoking or suspending for cause any license, permit or other authority to engage in the securities business or in the sale of a particular security or temporarily or permanently restraining any of our officers or directors from engaging in or continuing any conduct, practice or employment in connection with the purchase or sale of securities, or convicting such person of any felony or misdemeanor involving a security, or any aspect of the securities business or of theft or of any felony. Nor are any of the officers or directors of any corporation or entity affiliated with us so enjoined.

Security Ownership of Certain Beneficial Owners and Management
--------------------------------------------------------------

The following table sets forth certain information regarding the beneficial ownership of our common stock as of June 1, 2001 by each person or entity known by us to be the beneficial owner of more than 5% of the outstanding shares of common stock, each of our directors and named executive officers, and all of our directors and executive officers as a group.

Title of Class                Name and Address of Beneficial          Amount and Nature of Beneficial         Percent of Class
                              Owner                                   Owner
--------------------------    -----------------------------------     ------------------------------------    --------------------
Common Stock                  Peter Geoffrey Edmunds                  3,992,100 Shares                                  ___%
                              3376 Burns Avenue
                              Victoria, B.C. V8Z 3P2

Common Stock                  John Stacey                             1,000,000 Shares
                              3376 Burns Avenue                                                                         12.8%
                              Victoria, B.C. V8Z 3P2


Common Stock                  John Sutherland                         250,000 Shares                                    3.2%
                              3376 Burns Avenue
                              Victoria, B.C. V8Z 3P2

Common Stock                  Norrlanska Kross, Inc.                  1,500,000 Shares                                  19.2%
                              10077 E. County Line Rd.
                              Longmont, Colorado 80501


Common Stock                                                          All directors and named executive                 68.4%
                                                                      officers as a group

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. In accordance with Securities and Exchange Commission rules, shares of our common stock which may be acquired upon exercise of stock options or warrants which are currently exercisable or which become exercisable within 60 days of the date of the table are deemed beneficially owned by the optionees. Subject to community property laws, where applicable, the persons or entities named in the table above have sole voting and investment power with respect to all shares of our common stock indicated as beneficially owned by them.

Changes in Control. Our management is not aware of any arrangements which may result in "changes in control" as that term is defined by the provisions of Item 403(c) of Regulation S-B.

Description of Securities
-------------------------

We are authorized to issue 100,000,000 shares of no par value common stock. Each share of common stock has equal rights and preferences, including voting privileges. We are authorized to issue 5,000,000 shares of no par value preferred stock. As of June 1, 2001, 7,800,000 shares of our common stock were issued and outstanding, and no shares of our no par value preferred stock were issued and outstanding.

Each shareholder of our common stock is entitled to a pro rata share of cash distributions made to shareholders, including dividend payments. The holders of our common stock are entitled to one vote for each share of record on all matters to be voted on by shareholders. There is no cumulative voting with respect to the election of our directors or any other matter. Therefore, the holders of more than 50% of the shares voted for the election of those directors can elect all of the directors. The holders of our common stock are entitled to receive dividends when, as and if declared by our Board of Directors from funds legally available therefor. Cash dividends are at the sole discretion of our Board of Directors. In the event of our liquidation, dissolution or winding up, the holders of common stock are entitled to share ratably in all assets remaining available for distribution to them after payment of our liabilities and after provision has been made for each class of stock, if any, having any preference in relation to our common stock. Holders of shares of our common stock have no conversion, preemptive or other subscription rights, and there are no redemption provisions applicable to our common stock.

Dividend Policy. We have never declared or paid a cash dividend on our capital stock. We do not expect to pay cash dividends on our common stock in the foreseeable future. We currently intend to retain our earnings, if any, for use in our business. Any dividends declared in the future will be at the discretion of our Board of Directors and subject to any restrictions that may be imposed by our lenders.

Interest of Named Experts and Counsel
-------------------------------------

No "expert", as that term is defined pursuant to Regulation Section 228.509(a) of Regulation S-B, or our "counsel", as that term is defined pursuant to Regulation Section 228.509(b) of Regulation S-B, was hired on a contingent basis, or will receive a direct or indirect interest in us, except as specified below, or was a promoter, underwriter, voting trustee, director, officer, or employee of the company, at any time prior to the filing of this Registration Statement.

Disclosure of Commission Position on Indemnification for Securities Act Liabilities
-----------------------------------------------------------------

Article Eighth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for liability:

    o for any breach of such director's duty of loyalty to us or our security holders;
    o for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o liability for unlawful payments of dividends or assenting to a distribution which violates Colorado corporate law; or
    o for any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act of omission, unless the act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the provisions of Sections 7-109-101 through 7-109-110 of the Colorado Business Corporation Act.

Indemnification Agreements. We will enter into indemnification agreements with each of our executive officers. We will agree to indemnify each such person for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. In order to be entitled to indemnification by us, such person must have acted in good faith and in a manner such person believed to be in our best interests. With respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in that

Act and is, therefore, unenforceable.

Organization Within Last Five Years
-----------------------------------

James B. Wiegand was our incorporator. Mr. Wiegand did not receive any consideration for forming the company.

Description of Business
-----------------------

Our Background. Battery Power Online, U.S.A., Inc. was incorporated pursuant to the laws of the State of Colorado on December 19, 2000. On or about January 30, 2001, we entered into a Plan of Merger and Reorganization Agreement with Battery Power Online Inc., a British Columbia limited liability company, formed in 1999, wherein we issued 6,300,000 shares of our common stock in exchange for 7,090,900 shares of Battery Power Online U.S.A., Inc. common stock. The shares were issued in a transaction which we believe satisfies the requirements of an exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission.

Our Business. We currently sell specialty batteries and related products by means of our website, and intend to become a leader in the development of an online Internet site for distribution of batteries and battery-operated products. Our wholly-owned subsidiary wholesales batteries on South Vancouver Island.

We plan to sell and distribute every type of rare battery, including primary and rechargeable batteries, along with cutting-edge electronic battery-powered items, and hope to position ourselves as one of the foremost websites for specialty battery products. We feature more than 3,000 types of batteries from over 6,000 manufacturers around the world; our website cross-references these products to North American battery standards and has already received significant "hits" and completed online orders from all parts of the United States, as well as countries such as Australia, India, and Holland. Our principal business activities include the distribution and sale of rare and specialty batteries and unique battery-operated products developed and manufactured by third parties. We have generated revenues from the sales of these products but have not yet netted a profit.

Products and Services.

Online Battery Sales. The products that we sell and distribute include over 3,000 types of specialty batteries from all over the world, produced by over 6,000 manufacturers. These batteries are cross-referenced to North American battery standards by our database that is featured on our website. We have completed online orders from all parts of the United States and other countries in the world, such as Australia, Holland, India, and countries in South America. Our database is supported by Remote Access Software that allows for easy transfer of data between the customer and the website, and features an ordering system that is fast, easy to navigate and fully secure through e-commerce security software. Customers are able to search easily and quickly for a particular specialized battery for any application. We feature rare and hard-to-find batteries for products such as camcorders, cell phones, laptops, as well as calculators and watches, and very specialized batteries for a host of metering and electronic devices. We have built a comprehensive battery search website featuring full search and invoicing features that is totally automated and secure. Online purchase of product eliminates the need for receivables and affords us the advantage of enjoying all-cash transactions, because funds are deposited directly in our bank account.

Battery Power Centres. We are also in the process of marketing complete turn-key units that will be installed in camera stores, convenience stores, optical outlets, and similar retail locations. The goal will be to sell and install up to 1,000 of these units across Canada and the United States. We have been in discussions to purchase twelve units currently established in retail outlets in the Greater Victoria area from the current owners. These units have a high return rate for storeowners, and are eagerly accepted as an excellent source of revenue for otherwise "dead" wall space. These attractive units will feature a full selection of specialized batteries and interesting electronic "gadgets" with a broad range of appeal. The units will not only add to our bottom-line profit, but serve as an ongoing permanent advertisement for our website, with the address featured prominently on each unit.

Internet Advertising. If we generate significant revenues, we anticipate that we will expand and develop our website as a digital community website for businesses and consumers. If we develop our website as we anticipate, we believe that we will be able to generate advertising revenues from battery manufacturers who desire to advertise our on website. According to the Internet Ad Bureau's article entitled "What Advertising Works," which was compiled by Forrester Research, Inc., an independent research firm that analyzes the future of technology change and its impact on businesses, consumers, and society, the Internet is emerging as an attractive method for advertisers, due to the growth in the number of Internet users, the amount of time Internet users spend on the Internet, the increase in electronic commerce, the interactive nature of the Internet, the Internet's global reach, the ability to reach targeted audiences and a variety of other factors.

According to the Internet Ad Bureau's Internet Ad Revenue Report dated April 18, 2000, which is conducted independently by PricewaterhouseCoopers, many of the largest advertisers in traditional media, including consumer products companies, automobile manufacturers and others, have increased their use of Internet advertising. The Internet Ad Revenue Report also specifies that larger companies will begin to allocate significant portions of their total advertising budgets for Internet advertising. We believe that significant revenues can be generated from online advertising, initially from small business service providers and product vendors and, as use of our website increases, from advertisers, such as consumer products companies.

Our Target Markets and Marketing Strategy. The battery market in North America alone is over $70 billion in sales per year. While approximately 80% of this market is for "common" batteries, such as AA, AAA, C, D, and 9-volt batteries, the remainder is in the more exotic and hard-to-find products. These batteries are manufactured with a variety of chemistries that are very difficult for the average consumer to find. These batteries are often an essential part of daily life, and are important to individuals in such diverse fields as hospitals, government agencies and the defense industry, along with everyday requirements for products such as watches, cell phones, computers, and other common electronic devices. The need for batteries for these products is increasing. Hard-to-find, specialized batteries are not price sensitive and have the potential to render a significant profit margin. Batteries with new, more powerful chemistries, such as lithium, lithium-ion, nickel metal hydride, and others, have opened the battery market to manufacturers seeking compact power sources for an ever-increasing range of hand-held portable devices. Once the manufacturer has sold the item, however, the consumer is left to his or her own resources to find replacement batteries. Traditional battery outlets, such as supermarkets and discount stores, are likely to carry only the five common cells listed above. There is a pent-up demand for batteries of many kinds, and frustrated consumers are willing to pay full price to fill an important specialty battery need. We intend to capture a large part of this market through our easy-to-use website.

We also intend to introduce a line of attractive battery-operated products marketed alongside our battery search capability featured on our website. We anticipate that this market will be significant, and that the marketing plan for these products will dovetail with the current expansion of online e-commerce .

Growth Strategy. Our objective is to become a leader in the development of an online Internet site for the distribution of specialty batteries and battery-operated products. Our strategy is to continue providing clients with easy access to rare and unique batteries and related products. Key elements of our strategy include:

    o negotiate distribution agreements with third party manufacturers for batteries and related products ;
    o   continue toexpand our website;
    o   increase the number of Internet users to our website;
    o increase our relationships with third party providers of batteries and related products;
    o   provide additional services for businesses and consumers; and
    o market convenient Battery Power Centre product display units in high-traffic retail stores throughout North America, featuring hard-to-find battery products in high demand for use in electronic devices.

Our Suppliers. We sell specialty batteries and unique battery-operated products manufactured by a wide variety of third parties. Because we sell products manufactured by thousands of suppliers, the loss of any one product or supplier would not materially affect our business.

Our Competition. The online commerce industry is new, rapidly evolving and has become significantly competitive. Current and new competitors may be able to establish products at a relatively low cost and relatively quickly. We compete directly with other companies and businesses that have developed, and are in the process of developing, websites that feature batteries and battery products for sale. Most of these companies specialize in niche markets, focused on batteries for particular products only, such as camcorders, cell phones or laptop computers. None of these sites has a definitive and in-depth cross-referencing system that allows the browser to enter their particular battery number or manufacturer number and have it referred to a North American standard. Furthermore, most of these sites do not have a secure online ordering system, and require the browser to e-mail, fax or phone long distance for any battery inquiries they may have. We believe that we are currently the only Internet site that has over 3,000 types of batteries from over 6,000 manufacturers in our database, featuring a fully cross-referenced system, and a fully secure online ordering system capable of taking credit card payments directly to a U.S. bank. We believe we are uniquely positioned to capture a significant portion of the $70,000,000,000 battery market in North America.

Proprietary Rights. Our success depends in part upon our ability to preserve our trade secrets and operate without infringing on the proprietary rights of other parties. We own the Internet domain names "www.buyabattery.com" and "www. battery-power.com." Under current domain name registration practices, no one else can obtain an identical domain name, but someone might obtain a similar name, or the identical name with a different suffix, such as ".org", or with a country designation. The regulation of domain names in the United States and in foreign countries is subject to change, and we could be unable to prevent third parties from acquiring domain names that infringe or otherwise decrease the value of our domain names.

Our Research and Development. We are not currently conducting any research and development activities. We do not anticipate conducting such activities in the near future. If we generate significant revenues, we may expand our product line by entering into distribution relationships with third party manufacturers.

Government Regulation. We do not believe that we need any governmental approval for the sales of batteries and battery-operated products. Our business is subject to Federal Trade Commission regulation and other federal and state laws relating to e-commerce. We believe that we are in compliance with all laws, rules and regulations material to our operations.

Employees. As of June 1, 2001, we had 6 employees. We anticipate hiring additional marketing and information technology staff if we raise sufficient funds from this offering to do so. We believe our future success depends in large part upon the continued service of our key senior management personnel and our ability to attract and retain managerial personnel.

Facilities. Our executive, administrative and operating offices are located at 3376 Burns Avenue, Victoria, British Columbia, Canada V8Z 3P2, which we sublease by written agreement from Raincoast Sales Inc.

Management's Discussion and Analysis of Financial Condition and Results of Operations
----------------------------------------------------------------

Liquidity and Capital Resources. At December 31, 2000, we had cash of $12,645.00, accounts receivable of $18,539.00, inventory of $40,791.00, prepaid expenses of $734.00. We also had income of $4,885.00 from rent and $4,051.00 from miscellaneous sources.

Results of Operations. We have a net operating loss of $145,703.00 from operations. Our expenses of approximately $151,374 consist of the following: advertising and promotion $6,388.00; amortization $6,529.00; automotive and travel $4,604.00; bank charges and interest $8,369.00; freight $10,321.00; insurance, licenses and dues $629.00; legal and accounting $5,668.00; management fees $19,500.00; office and sundry $12,767.00; rent $17856.00; sub-contract $21,595.00; supplies $336.00; telephone $6,820.00; utilities $2,113.00; wages and benefits $27,879.00; totaling $151,374.00, from formation through December 31, 2000.

Our Plan of Operation for the Next Twelve Months. Our goal is to establish the Battery Power Online website on all of the major search engines, and establish an eventual presence on a minimum of 100,000 associated websites. We anticipate starting with ten major search engines. We intend to make significant strides toward our goal to become positioned as the leading battery website in the world and acquire a significant share of this $70 billion a year business.

We also plan for our subsidiary, Kwik Sales LTD to acquire more retail accounts in its local region, while supplying us, the parent company, with a full range of batteries and hand-held electronic items for sale on our websites. We also plan to increase the current $200,000 annual sales level of Kwik Sales LTD, our wholesale battery distributor located in Victoria, British Columbia, by means of an aggressive marketing plan selling Battery Power Centres to existing and new clients.

Description of Property
-----------------------

Property held by Us. As of the date specified in the following table, we held the following property:

============================================= =================================
Property                                      December 31, 2000
--------------------------------------------- ---------------------------------
Cash                                          $ 12,645.00
--------------------------------------------- ---------------------------------
Equipment                                     $   6,842.00
--------------------------------------------- ---------------------------------
Furniture and fixtures                        $  3,316.00
--------------------------------------------- ---------------------------------
Website                                       $ 10,000.00
============================================= =================================

Our Facilities. Our facilities are located at 3376 Burns Avenue, Victoria, British Columbia, Canada V8Z 3P2. The facilities are subleased by written agreement from Raincoast Sales Inc., an unrelated party, at $1,488 per month, and the sublease expires in August 2001.

Certain Relationships and Related Transactions
----------------------------------------------

Conflicts Related to Other Business Activities. The persons serving as our officers and directors have existing responsibilities and, in the future, may have additional responsibilities, to provide management and services to other entities in addition to us. As a result, conflicts of interest between us and the other entities may occur from time to time.

John J. Sutherland currently serves as President of JJSJR Enterprises LTD, which is a business-consulting firm. Mr. Sutherland currently devotes approximately 30% of his time to JJSJR Enterprises LTD. We do not believe that we have any conflicts of interest with the business or industry of JJSJR Enterprises LTD other than Mr. Sutherland's duty to provide management and services.

We will attempt to resolve any such conflicts of interest in our favor. Our officers and directors are accountable to us and our shareholders as fiduciaries, which requires that such officers and directors exercise good faith and integrity in handling our affairs. A shareholder may be able to institute legal action on our behalf or on behalf of that shareholder and all other similarly situated shareholders to recover damages or for other relief in cases of the resolution of conflicts in any manner prejudicial to us.

Related Party Transactions. We earned $4,051.00 in miscellaneous income from a person related to Peter Geoffrey Edmunds, our President and a director. As of December 31, 2000, there was $3,384.00 owing to this related party. We also earned $3,000.00 in rental income from a company of which Mr. Edmunds is a director. As of December 31, 2000, there was $2,140.00 receivable from this related party. These transactions are not in the normal course of operations, and the amount of consideration for these transactions was established and agreed to by the related parties.

Market for Common Equity and Related Stockholder Matters
--------------------------------------------------------

Reports to Security Holders. Our securities are not listed for trading on any exchange or quotation service. We are not required to comply with the timely disclosure policies of any exchange or quotation service. The requirements to which we would be subject if our securities were so listed typically include the timely disclosure of a material change or fact with respect to our affairs and the making of required filings. Although we are not required to deliver an annual report to security holders, we intend to provide an annual report to our security holders, which will include audited financial statements.

When we become a reporting company with the Securities and Exchange Commission, the public may read and copy any materials filed with the Securities and Exchange Commission at the Security and Exchange Commission's Public Reference Room at 450 Fifth Street N.W., Washington, D.C. 20549. The public may also obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. The Securities and Exchange Commission maintains an Internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the Securities and Exchange Commission. The address of that site is http://www.sec.gov.

There are no outstanding options or warrants to purchase, or securities convertible into, shares of our common stock. There are no outstanding shares of our common stock that could be sold pursuant to Rule 144 pursuant to the Securities Act of 1933 or that we have agreed to register under the Securities Act of 1933 for sale by security holders. The approximate number of holders of record of shares of our common stock is twenty-three (23).

There have been no cash dividends declared on our common stock. Dividends are declared at the sole discretion of our Board of Directors.

Penny Stock Regulation. Because shares of our common stock are subject to rules adopted by the Securities and Exchange Commission that regulate broker-dealer practices in connection with transactions in "penny stocks," any broker-dealer, prior to a transaction in a penny stock not otherwise exempt from those rules, is required to deliver a standardized risk disclosure document prepared by the Securities and Exchange Commission, which contains the following:

    o a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading;
    o a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to violation to such duties or other requirements of securities laws;
    o a brief, clear, narrative description of a dealer market, including "bid" and "ask" prices for penny stocks and the significance of the spread between the "bid" and "ask" price;
    o   a toll-free telephone number for inquiries on disciplinary actions;
    o definitions of significant terms in the disclosure document or in the conduct of trading in penny stocks; and
    o such other information, in such form (including language, type, size and format), as the Securities and Exchange Commission shall require by rule or regulation.

Prior to effecting any transaction in a penny stock, the broker-dealer also must provide the customer the following:

    o   the bid and offer quotations for the penny stock;
    o the compensation of the broker-dealer and its salesperson in the transaction;
    o the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and
    o monthly account statements showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement to transactions involving penny stocks, and a signed and dated copy of a written suitably statement. These disclosure requirements may have the effect of reducing the trading activity in the secondary market for a stock that becomes subject to the penny stock rules. Holders of shares of our common stock may have difficulty selling those shares because our common stock will probably be subject to the penny stock rules.

Executive Compensation
----------------------

Any compensation received by our officers, directors, and management personnel will be determined from time to time by our Board of Directors. Our officers, directors, and management personnel will be reimbursed for any out-of-pocket expenses incurred on our behalf.

Summary Compensation Table. The table set forth below summarizes the annual and long-term compensation for services in all capacities to us payable to our Chief Executive Officer and our other executive officers whose total annual salary and bonus are anticipated to exceed $50,000 during the year ending December 31, 2001. Our Board of Directors may adopt an incentive stock option plan for our executive officers which would result in additional compensation.

=================================== ======= ============= ============= ===================== =====================
Name and Principal Position          Year      Annual      Bonus ($)        Other Annual           All Other
                                             Salary ($)                   Compensation ($)        Compensation
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
Peter Geoffrey Edmunds, President,
Director                             2001     $60,000         None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
John W. Stacey,
Secretary, Director                  2001     $60,000         None              None                  None
----------------------------------- ------- ------------- ------------- --------------------- ---------------------
John Sutherland
Director                             2001       None          None              None                  None
=================================== ======= ============= ============= ===================== =====================

Compensation of Directors. Our directors who are also our employees receive no extra compensation for their service on our Board of Directors.

Compensation of Officers. As of June 1, 2001, Mr. Stacey had received $7,000 for his services provided to us. No other officers have received compensation for their services provided to us.

Employment Contracts. We anticipate that we will enter into employment contracts with Mr. Edmunds and Mr. Stacey. We are not presently signatory to any employment contracts and therefore cannot guarantee that our key management personnel will remain with us for any specified length of time.

Financial Statements
--------------------


                           BATTERY POWER ONLINE INC.

                                  CONSOLIDATED
                              FINANCIAL STATEMENTS

                                December 31, 2000

                                AUDITOR'S REPORT







To the Shareholders of Battery Power Online Inc.:

         We have audited the consolidated balance sheet of Battery Power Online Inc. as at December 31, 2000 and the consolidated statements of loss and deficit and cash flow for the year then ended. These financial statements are the responsibility of the company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

         We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform an audit to obtain reasonable assurance whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation.

         In our opinion, these consolidated financial statements present fairly, in all material respects, the results of operations and cash flows of the company for the year ended December 31, 2000 in accordance with generally accepted accounting principles.

         We have not examined, and we do not express an opinion on the financial statements for the preceding period.



                                                           Schibli Stedman King
                                                           Chartered Accountants



Victoria, B.C.
February 19, 2001

                            BATTERY POWER ONLINE INC.
                           CONSOLIDATED BALANCE SHEET



                                                       December 31
                                                 2000                 1999
                                                 ----                 ----

A S S E T S

CURRENT
    Cash                                          12,645                   47
    Accounts receivable                           18,539                2,350
    Inventory                                     40,791                  504
    Prepaid expenses                                 734                    -
                                             ------------       --------------
                                                  72,709                2,901
                                             ------------       --------------

CAPITAL ASSETS (Note 3)                           85,668                5,427
                                             ------------       --------------

                                                 158,377                8,328
                                             ============       ==============


L I A B I L I T I E S

CURRENT
    Bank loan (Note 4)                            18,569                    -
    Accounts payable and accrued liabilities      40,244                    -
    Current portion of long-term debt             20,034                    -
                                             ------------       --------------
                                                  78,847                    -

LONG-TERM DEBT  (Note 5)                          82,493                9,422
                                             ------------       --------------


S H A R E H O L D E R S '  D E F I C I T

SHARE CAPITAL (Note 6)                          142,740                37,235

DEFICIT                                        (145,703)              (38,329)
                                           --------------       --------------
                                                 (2,963)               (1,094)
                                           --------------       --------------

                                                 158,377                8,328
                                           ==============       ==============

APPROVED BY THE DIRECTORS:

--------------------------

--------------------------

                            BATTERY POWER ONLINE INC.
                   CONSOLIDATED STATEMENT OF LOSS AND DEFICIT





                                                                     Eleven
                                                Year Ended       Months Ended
                                                December 31       December 31

                                                    2000                 1999
                                                    ----                 ----

SALES                                             121,261                2,899
COST OF SALES                                      86,197                1,085
                                            --------------       --------------
GROSS PROFIT                                       35,064                1,814

OTHER INCOME
    Rent                                            4,885                    -
    Miscellaneous                                   4,051                    -
                                            --------------       --------------
                                                   44,000                1,814
                                            --------------       --------------

EXPENSES
    Advertising and promotion                       6,388                5,849
    Amortization                                    6,529                  461
    Automotive and travel                           4,604                  359
    Bank charges and interest                       8,369                  179
    Freight                                        10,321                  355
    Insurance, licences and dues                      629                  590
    Legal and accounting                            5,668                5,694
    Management fees                                19,500                2,500
    Office and sundry                              12,767                8,372
    Rent                                           17,856                3,395
    Sub-contract                                   21,595                7,575
    Supplies                                          336                    -
    Telephone                                       6,820                    -
    Utilities                                       2,113                  553
    Wages and benefits                             27,879                4,261
                                            --------------       --------------
                                                  151,374               40,143
                                            --------------       --------------

NET LOSS                                         (107,374)             (38,329)

DEFICIT, beginning                                (38,329)                   -
                                            --------------       --------------

DEFICIT, ending                                  (145,703)             (38,329)
                                            ==============       ==============

                            BATTERY POWER ONLINE INC.
                       CONSOLIDATED STATEMENT OF CASH FLOW




                                                                                  Eleven
                                                           Year Ended           Months Ended
                                                           December 31           December 31
                                                               2000                 1999
                                                               ----                 ----
OPERATING ACTIVITIES
    Net loss                                                (107,374)              (38,329)
    Item not affecting cash
        Amortization                                            6,529                  461
                                                        --------------       --------------
                                                            (100,845)              (37,868)
    Changes in non-cash working capital balances
        Accounts receivable                                  (16,189)               (2,350)
        Inventory                                            (40,287)                 (504)
        Prepaid expenses                                        (734)                    -
           -
        Accounts payable and accrued liabilities               40,244                    -
                                                        --------------       --------------

    Cash used by operations                                 (117,811)              (40,722)
                                                        --------------       --------------

FINANCING ACTIVITIES
    Bank loan                                                  18,569                    -
    Loans payable                                              34,534                    -
    Advances from a shareholder                                58,571                9,422
    Issuance of shares                                        105,505               37,235
                                                        --------------       --------------
                                                              217,179               46,657
                                                        --------------       --------------
INVESTING ACTIVITIES
    Purchase of capital assets                               (86,770)               (5,888)
                                                        --------------       --------------

INCREASE IN CASH                                               12,598                   47

CASH, beginning                                                    47                    -
                                                        --------------       --------------

CASH, ending                                                   12,645                   47
                                                        ==============       ==============

1.  Statutes of Incorporation and Nature of Activities

    The company was incorporated under the Company Act of British Columbia on February 4, 1999.

    The company sells rare and hard to find batteries through the internet on its world wide web site and wholesales batteries on Southern Vancouver Island through its wholly owned subsidiary, Kwik Sales Limited.



2.  Significant Accounting Policies

    a)   Principles of Consolidation

    These consolidated financial statements include the accounts of Battery Power Online Inc. and its wholly owned subsidiary, Kwik Sales Limited. All intercompany balances and transactions have been eliminated on consolidation.

    b)   Inventory

    Inventory is valued at the lower of cost or net realizable value. Cost is determined on the first in first out basis.

    c)   Capital Assets

    Capital assets are recorded at cost and amortized using the following annual rates and methods:

                  Equipment                           30% declining balance
                  Furniture and fixtures              20% declining balance
                  World wide web site                 20% straight line


    Goodwill arising from the acquisition of Kwik Sales Limited is being amortized using the straight line method over a period of twenty years.

    d)   Foreign Currency Translation

    All internet battery sales are made in U.S. dollars and are translated at the exchange rate in effect on the transaction date.

3.  Capital Assets

                                                               2000                                      1999
                                              -------------------------------------------------    --------------
                                                                  Accumulated       Net Book          Net Book
                                                   Cost          Amortization         Value             Value
                                              --------------    --------------   --------------    --------------
    Equipment                                          6,842            2,366             4,476            3,575
    Furniture and fixtures                             3,316              811             2,505            1,852
    World wide web site                               10,000            2,000             8,000                -
    Goodwill                                          72,500            1,813            70,687                -
                                              --------------    --------------   --------------    --------------
                                                      92,658            6,990            85,668            5,427
                                              ==============    ==============   ==============    ==============



4.  Bank Loan

    The bank loan is unsecured, repayable on demand and bears interest at prime plus 2% per annum.



5.  Long-Term Debt

                                                                             2000              1999
                                                                             ----              ----
    Loan payable is unsecured, non-interest bearing
    and has no fixed terms for repayment                                       2,034                 -

    Loan payable is unsecured, non-interest bearing and
    repayable in monthly instalments of $1,500                                32,500                 -
                                                                       --------------   ---------------

                                                                              34,534                 -

    Less current portion                                                      20,034                 -
                                                                       --------------   ---------------

                                                                              14,500                 -

    Advances from a shareholder                                               67,993             9,422
                                                                       --------------   ---------------

                                                                              82,493             9,422
                                                                       ==============   ===============


    The advances from a shareholder are unsecured, non-interest bearing and have no fixed terms for repayment.

6.  Share Capital

    The authorized and issued share capital of the company is as follows:

    Authorized:

         100,000,000  common voting shares without par value


    Issued:                                               2000         1999
                                                          ----         ----


         7,103,900 (1999 - 6,572,000) common shares      142,740        37,235
                                                     =============  ===========


    During the year, the company issued 531,900 common shares for net consideration of $105,505 as follows:

           Consideration Received                         Shares Issued       Value
           ----------------------                       ---------------   --------------
           Cash                                               286,900            69,005
           Goodwill (Note 7)                                   75,000            22,500
           Services                                           170,000            34,570
                                                        ----------------  --------------

                                                              531,900           126,075
                                                        ==============

           Less share issuance costs                                             20,570
                                                                         ---------------

           Net consideration for shares issued in year                          105,505
                                                                         ===============

    There is currently $639 of subscriptions receivable included in accounts receivable as at December 31, 2000.

7.  Business Acquisition

    On June 30, 2000, the company acquired 100% of the issued and outstanding shares of Kwik Sales Limited, a battery wholesale company. The purchase price amounted to $72,500 in cash and shares and was broken down as follows:

         GOODWILL                                               72,500
                                                         ==============

         PURCHASE PRICE

                Cash                                            50,000
                75,000 common shares                            22,500
                                                         --------------

                                                                72,500
                                                         ==============

    The acquisition was accounted for by the purchase method. The results of operations of Kwik Sales Limited are included in the consolidated financial statements from the effective date of acquisition.



8.   Lease Commitment

    The company is committed to future minimum payments of $11,904 under the terms of a lease for business premises that expires in the year ending December 31, 2001.



9.  Income Taxes


    The company has losses of approximately $145,000 available for income tax purposes that may be applied against taxable income in future years. These losses expire as follows:

                2006                                             35,000

                2007                                            110,000
                                                          --------------
                                                                145,000
                                                          ==============

    The potential income tax benefit of these losses has not been recognized in the financial statements.

10.  Related Party Transactions

    During the year, the company had the following related party transactions:

    a) The company earned $4,051 of miscellaneous income from a person related to the president of the company. As at December 31, 2000, there was an amount of $3,384 owing to this related party included in accounts payable.

    b) The company earned $3,000 in rental income from a company which the president of Battery Power Online Inc. is a director. As at December 31, 2000, there was an amount of $2,140 receivable from this related party included in accounts receivable.

    These transactions are not in the normal course of operations and are measured at the exchange amount, which is the amount of consideration established and agreed to by the related parties.



11.  Correction of Prior Period Error

    During the year the company noted an error in the prior period financial statements in respect to common shares and legal fees incurred in 1999. The correction of the error was recorded retroactively. The comparative financial statements have been restated as follows to reflect this correction:

                                                              As Previously
                                                                  Stated          Correction         Restated
                                                             ---------------    --------------   ---------------
    ASSETS

         Accounts receivable                                           1,406              944             2,350
                                                              ==============    ==============   ==============
    SHAREHOLDERS' DEFICIT

         Common shares                                                31,201            6,034            37,235
                                                              ==============    ==============   ==============
         Deficit                                                    (33,239)          (5,090)          (38,329)
                                                              ==============    ==============   ==============
    EXPENSES

         Legal and accounting                                            604            5,090             5,694
                                                              ==============    ==============   ==============

12.   Future Operations

    These financial statements have been prepared on the basis that the company will continue as a going concern and that the company will realize its assets and discharge its liabilities in the normal course of business. Future operations are dependent upon its ability to obtain continuing debt or equity financing and the attainment of future profitable operations.



13.   Subsequent Event

    On January 30, 2001, the company entered into a Plan of Merger and Reorganization Agreement with Battery Power Online U.S.A. Inc., a company incorporated in the State of Colorado, whereby the two companies plan to merge into one company in order to access capital markets in the United States.

    Under the plan, the existing shareholders of Battery Power Online Inc. will receive, on a pro-rata basis, 6,300,000 shares of Battery Power Online U.S.A. Inc. which will represent approximately 80% of the total issued shares immediately following the merger.

    This plan is subject to regulatory approval.



14.  Comparative Figures

    Certain of the prior year figures have been reclassified to conform with the current year presentation.

Batttery Power Online Inc.
Income Statement 1/1/01 to 3/31/01
REVENUE

Sales Revenue
Sales Inventory A                                         0
Sales Inventory B                                         0
Sales Inventory C                                         0
Sales                                               8957.15
Sales Returns                                             0
Sales Discounts                                      -11.91
Net Sales                                           8945.24

Other Revenue
Freight Revenue                                      665.51
Interest Revenue                                          0
Miscellaneous Revenue                                     0
Total Other Revenue                                  665.51


TOTAL REVENUE                                       9610.75
                                                    -------
EXPENSE

Cost of Goods Sold
Inventory A Cost                                          0
Inventory B Cost                                          0
Inventory C Cost                                          0
Inventory Variance                                        0
Item Assembly Costs                                       0
Adjustment Write-off                                      0
Transfer Costs                                            0
Purchases                                     0
Purchase Returns                              0
Purchase Discounts                            0
Net Purchases                                             0
Freight Expense                                       50.59
Bags & Packaging Expenses                                 0
Total Cost of Goods Sold                              50.59

Payroll Expenses
Wages & Salaries                                    6482.96
Consulting Fees                                           0
Commission Fees                                           0
Advance to Shareholder                                  500
EI Expense                                                0
CPP Expense                                               0
WCB Expense                                               0
Employee Benefits                                         0
Total Payroll Expense                               6982.96

General & Administrative Expenses
Accounting & Legal                                 15758.95
Advertising & Promotions                             906.73
Bad Debts                                                 0
Cash Short/Over                                           0
Courier & postage                                   4021.62
Credit Card Charges                                       0
Currency Exchange & Rounding                           0.01
Amortization Expense                                      0
Income Taxes                                          11.73
Insurance                                             176.7
Interest & Bank Charges                              749.06
Ecom Secure Charges                                  888.63
Office Supplies                                      253.26
Property Taxes                                            0
Miscellaneous                                       2164.46
Realized Exchange Gain/Loss                               0
Rent                                                 5011.2
Repair & Maintenance                                  31.56
Telephone                                           3797.05
Travel & Entertainment                                    0
Utilities                                            529.61
Uniforms                                                  0
Cleaning Supplies                                         0
Total General & Admin. Expenses                    34300.57


TOTAL EXPENSE                                      41334.12
                                                   --------
NET INCOME                                         -31723.4
                                                   ========


Generated On: 6/20/01

Batttery Power Online Inc.
Balance Sheet  As At 3/31/01
ASSETS

Current Assets
Cash Draws                                         0
Petty Cash                                    855.68
Saving Bank Account                                0
Chequing Bank Account                       -3378.96
US Dollar Account                             3284.1
Total Cash                                                760.82
Visa                                             500
MasterCard                                         0
American Express                                   0
Other Credit Cards                               275
Total Credit Cards Receivable                                775
Investments                                             -60865.9
BPO Transfer                                               -1850
Kwik Sales Transfer                                         1000
Accounts Receivable                          2193.61
Allowance for Doubtful Accounts                    0
Payroll Advances                                   0
Total Receivable                                         2193.61
Prepaid Expense & Deposits                                     0
Total Current Assets                                    -57986.5

Inventory Assets
Inventory A                                                    0
Inventory B                                                    0
Inventory C                                                    0
Total Inventory Assets                                         0

Capital Assets
Leasehold Improvements                                         0
Office Furniture & Equipment                 1780.53
Accum. Amort. -Furn. & Equip.                      0
Net - Furniture & Equipment                              1780.53
Total Capital Assets                                     1780.53

Other Assets
Computer Software                                              0
Goodwill                                                   21500
Incorporation Cost                                             0
Total Other Assets                                         21500


TOTAL ASSETS                                              -34706
                                                      ==========
LIABILITIES

Current Liabilities
Accounts Payable                                        22136.92
Import Duty Clearing                                     -115.52
Bank Loan - Current Portion                                 3550
Bank Advances                                              -5500
Transfer of Funds to Kwik Sales                            -3150
Credit Card Payable                                            0
Corporate Taxes payable                                        0
Vacation payable                                               0
EI Payable                                         0
CPP Payable                                        0
Federal Income Tax Payable                         0
Total Receiver General                                         0
WCB Payable                                                    0
Deduction A Payable                                            0
Deduction B payable                                            0
Deduction C Payable                                            0
Deduction D Payable                                            0
Deduction E Payable                                            0
PST Payable                                               450.64
GST Charged on Sales                          587.32
GST Charged on Sales - Rate 2                      0
GST Paid on Purchases                       -1105.99
GST Payroll Deductions                             0
GST Adjustments                                    0
ITC Adjustments                                    0
GST Owing (Refund)                                       -518.67
Total Current liabilities                               16853.37

Long Term liabilities
Bank Loans                                                     0
Mortgage Payable                                               0
Loans from Shareholders                                     8100
Total Long Term liabilities                                 8100


TOTAL LIABILITIES                                       24953.37
                                                        --------
EQUITY

Share Capital
Common Shares                                                  0
Preferred Shares                                               0
Total Share Capital                                            0

Retained Earnings
Retained Earnings - Previous Year                         -27936
Current Earnings                                        -31723.4
Total Retained Earnings                                 -59659.3


TOTAL EQUITY                                            -59659.3
                                                        --------
LIABILITIES AND EQUITY                                    -34706
                                                        ========


Generated On: 6/20/01

Kwik Sales
Income Statement 1/1/01 to 3/31/01
REVENUE

Sales Revenue
Left Over Inventory (2000) Sales                          0
Watch & Calculator Battery Sales                    1532.41
Photo & Camera Battery Sales                        3306.32
Cellular Phone Battery Sales                          198.6
Cordless Phone Battery Sales                         1496.8
Hearing Aid Battery Sales                             492.9
Rechargeable Battery Sales                          1205.44
Lead Acid Battery Sales                             2277.88
Razor Battery Sales                                       0
Computer Battery Sales                               182.65
Electronic Battery Sales                             359.64
Common Battery Sales                               17577.63
Miscellaneous Battery Sales                         3327.31
Sales                                               1587.41
Sales Returns                                             0
Sales Discounts                                      -23.14
Net Sales                                          33521.85

Other Revenue
Freight Revenue                                       15.07
Interest Revenue                                          0
Miscellaneous Revenue                                     0
Total Other Revenue                                   15.07


TOTAL REVENUE                                      33536.92
                                                   --------
EXPENSE

Cost of Goods Sold
Batteries Left Over (2000)                           271.44
Watch & Calcualtor Batteries                         179.53
Photo & Camera Batteries                             808.24
Cellular Phone Batteries                               1.17
Cordless Phone Batteries                              264.9
Hearing Aid Batteries                                 61.46
Rechargeable Batteries                                    0
Lead Acid Batteries                                 1167.17
Razor Batteries                                           0
Computer Batteries                                     37.8
Electronic Batteries                                      0
Common Batteries                                     918.51
Miscellaneous Batteries                              700.56
Inventory Variance                                        0
Item Assembly Costs                                       0
Adjustment Write-off                               -42935.7
Transfer Costs                                            0
Purchases                             103328.3
Purchase Returns                             0
Purchase Discounts                           0
Net Purchases                                      103328.3
Freight Expense                                      264.31
Total Cost of Goods Sold                           65067.67

Payroll Expenses
Wages & Salaries                                       1800
EI Expense                                                0
CPP Expense                                               0
WCB Expense                                               0
Employee Benefits                                         0
Total Payroll Expense                                  1800

General & Administrative Expenses
Accounting & Legal                                  4090.95
Advertising & Promotions                                506
Bad Debts                                                 0
Cash Short/Over                                           0
Courier & postage                                    464.07
Credit Card Charges                                       0
Currency Exchange & Rounding                              0
Amortization Expense                                      0
Income Taxes                                              0
Insurance                                                 0
Workers' Compensation Board                               0
Interest & Bank Charges                             2464.48
Ecom Secure Charges                                  131.52
Expense Accounts                                          0
Office Supplies                                      136.65
Property Taxes                                            0
Miscellaneous                                        272.26
Realized Exchange Gain/Loss                               0
Rent                                                  256.8
Repair & Maintenance                                  31.57
Telephone                                            934.24
Travel & Entertainment                                  500
Utilities                                            331.22
Total General & Admin. Expenses                    10119.76


TOTAL EXPENSE                                      76987.43
                                                   --------
NET INCOME                                         -43450.5
                                                   ========


Generated On: 6/20/01

Kwik Sales
Balance Sheet  As At 3/31/01
ASSETS

Current Assets
Cash Draws                                       0
Petty Cash                                     775
Saving Bank Account                              0
Chequing Bank Account                     18676.12
Total Cash                                            19451.12
Visa                                       4081.78
MasterCard                                 1666.41
American Express                                 0
Other Credit Cards                             500
Total Credit Cards Receivable                          6248.19
Investments                                                  0
Accounts Receivable                       13713.71
Allowance for Doubtful Accounts                  0
Payroll Advances                                 0
Total Receivable                                      13713.71
Prepaid Expense & Deposits                                   0
Total Current Assets                                  39413.02

Inventory Assets
Left Over Batteries (2000)                            -68617.9
Watch & Calculator Batteries                           6728.95
Photo & Camera Batteries                               5828.25
Cellular Phone Batteries                               1756.39
Cordless Phone Batteries                               9539.14
Hearing Aid Batteries                                   1137.2
Rechargeable Batteries                                 2636.29
Lead Acid Batteries                                     1293.5
Razor Batteries                                         468.37
Computer Batteries                                      2683.4
Electronic Batteries                                    673.58
Common Batteries                                       2870.19
Miscellaneous Batteries                                6878.77
Total Inventory Assets                                -26123.9

Capital Assets
Leasehold Improvements                                       0
Inventory Purchases                                    5088.56
Office Furniture & Equipment                120.91
Accum. Amort. -Furn. & Equip.                    0
Net - Furniture & Equipment                             120.91
Total Capital Assets                                   5209.47

Other Assets
Computer Software                                            0
Goodwill                                               5475.68
Incorporation Cost                                           0
Total Other Assets                                     5475.68


TOTAL ASSETS                                          23974.27
                                                   ===========
LIABILITIES

Current Liabilities
Accounts Payable                                       38571.6
Import Duty Clearing                                    -93.44
Bank Loan - Current Portion                               6918
Bank Advances                                             3550
BPO Transfer                                           28651.9
Shareholder Advances                                     -2000
Credit Card Payable                                          0
Corporate Taxes payable                                 -193.2
Vacation payable                                             0
EI Payable                                       0
CPP Payable                                      0
Federal Income Tax Payable                       0
Total Receiver General                                       0
WCB Payable                                                  0
Deduction A Payable                                          0
Deduction B payable                                          0
Deduction C Payable                                          0
Deduction D Payable                                          0
Deduction E Payable                                          0
PST Payable                                             279.96
GST Charged on Sales                       7779.54
GST Charged on Sales - Rate 2                    0
GST Paid on Purchases                     -8208.12
GST Payroll Deductions                           0
GST Adjustments                                  0
ITC Adjustments                                  0
GST Owing (Refund)                                     -428.58
Total Current liabilities                             75256.24

Long Term liabilities
Bank Loans                                                   0
Mortgage Payable                                             0
Loans from Shareholders                               39127.83
Total Long Term liabilities                           39127.83


TOTAL LIABILITIES                                     114384.1
                                                      --------
EQUITY

Share Capital
Common Shares                                                0
Preferred Shares                                             0
Total Share Capital                                          0

Retained Earnings
Retained Earnings - Previous Year                     -46959.3
Current Earnings                                      -43450.5
Total Retained Earnings                               -90409.8


TOTAL EQUITY                                          -90409.8
                                                   -----------
LIABILITIES AND EQUITY                                23974.27
                                                   ===========


Generated On: 6/20/01

Changes in and Disagreements with Accountants on Accounting and Financial Disclosure
-------------------------------------------------------------------------

In 1999, our predecessor, Battery Power Online Inc., a British Columbia limited liability company, appointed Schibli Stedman King, Chartered Accountants, independent accountants, to audit our financial statements from December 19, 2000 (our date of formation) through December 31, 2000.

There have been no disagreements with our accountants since our formation required to be disclosed pursuant to Item 304 of Regulation S-B.

                                  LEGAL MATTERS

The validity of the issuance of the shares of common stock offered by us and by the selling security holders has been passed upon by the law firm of Stepp Law Group located in Newport Beach, California.

                                     EXPERTS

Our financial statements for the period ended December 31, 2000 appearing in this prospectus (which is part of a Registration Statement) have been audited by Schibli Stedman King, Chartered Accountants, and are included in reliance upon such reports given upon the authority of Schibli Stedman King, Chartered Accountants, as experts in accounting and auditing.

                             ADDITIONAL INFORMATION

We have filed a Registration Statement on Form SB-2 with the Securities and Exchange Commission pursuant to the Securities Act of 1933 with respect to the common stock offered by us and by the selling security holders. This prospectus does not contain all of the information set forth in the Registration Statement and the exhibits and schedules to the Registration Statement. For further information regarding us and our common stock offered hereby, reference is made to the Registration Statement and the exhibits and schedules filed as a part of the Registration Statement.

                PART II - INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers
-----------------------------------------

Article Eighth of our Articles of Incorporation provides, among other things, that our directors shall not be personally liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except for:

    o any breach of such director's duty of loyalty to us or our security holders;
    o acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;
    o   liability for unlawful payments of dividends or distributions; or
    o any transaction from which such director derived any improper personal benefit.

Accordingly, our directors may have no liability to our shareholders for any mistakes or errors of judgment or for any act or omission, unless such act or omission involves intentional misconduct, fraud, or a knowing violation of law or results in unlawful distributions to our shareholders.

Our Articles of Incorporation provide that we will indemnify our directors to the extent permitted by the Colorado Business Corporation Act, including circumstances in which indemnification is otherwise discretionary under the Colorado Business Corporation Act. Our Articles of Incorporation also provide that to the extent that the Colorado Business Corporation Act is amended to permit further indemnification, we will so indemnify our directors.

Section 7-108-401 of the Colorado Business Corporation Act provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to or is involved in any pending, threatened, or completed civil, criminal, administrative, or arbitration action, suit, or proceeding, or any appeal therein or any inquiry or investigation which could result in such action, suit, or proceeding, because of his or her being or having been a director, officer, employee, or agent or of any constituent corporation absorbed in a consolidation or merger or by reason of his or her being or having been a director, officer, trustee, employee, or agent of any other corporation or of any partnership, joint venture, sole proprietorship, trust, employee benefit plan, or such enterprise, serving as such at the corporation's request or of any such constituent corporation, or the legal representative of any such director, officer, trustee, employee, or agent, from and against any and all reasonable costs, disbursements, and attorney's fees, and any and all amounts paid or incurred in satisfaction of settlements, judgments, fines, and penalties, incurred or suffered in connection with any such proceeding.

Article VI of our Bylaws also provides that our officers and directors shall be indemnified and held harmless by us to the fullest extent permitted by the Colorado Business Corporation Act.

Indemnification Agreements. We anticipate that we will enter into indemnification agreements with each of our executive officers pursuant to which we will agree to indemnify each such officer for all expenses and liabilities, including criminal monetary judgments, penalties and fines, incurred by such person in connection with any criminal or civil action brought or threatened against such person by reason of such person being or having been our officer or director or employee. To be entitled to indemnification by us, such officer must have acted in good faith and in a manner such officer believed to be in our best interests and, with respect to criminal actions, such person must have had no reasonable cause to believe his or her conduct was unlawful.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

Other Expenses of Issuance and Distribution
-------------------------------------------

We will pay all expenses in connection with the registration and sale of the common stock by us and by the selling security holders. The estimated expenses of issuance and distribution are set forth below.

======================================= ===================== ===============
Registration Fees                       Approximately            $  1,557.60
--------------------------------------- --------------------- ---------------
Transfer Agent Fees                     Approximately            $    250.00
--------------------------------------- --------------------- ---------------
Costs of Printing and Engraving         Approximately            $    200.00
--------------------------------------- --------------------- ---------------
Legal Fees                              Approximately            $ 15,000.00
--------------------------------------- --------------------- ---------------
Accounting Fees                         Approximately            $ 10,000.00
======================================= ===================== ===============

Recent Sales of Unregistered Securities
---------------------------------------

There have been no sales of unregistered securities within the last three (3) years which would be required to be disclosed pursuant to Item 701 of Regulation S-B, except for the following:

On or about January 30, 2001, we entered into a Plan of Merger and Reorganization Agreement with Battery Power Online Inc., a British Columbia limited liability company, formed in 1999, wherein we issued 6,300,000 shares of our common stock in exchange for 6,300,000 shares of Battery Power Online U.S.A., Inc. common stock. The shares were issued in a transaction which we believe satisfies the requirements of that exemption from the registration and prospectus delivery requirements of the Securities Act of 1933, which exemption is specified by the provisions of Section 4(2) of that Act and Rule 506 of Regulation D promulgated pursuant to that Act by the Securities and Exchange Commission. Specifically, the offer was made to "accredited investors", as that term is defined under applicable federal and state securities laws, and no more than 35 non-accredited investors. The value of the shares was arbitrarily set by us and had no relationship to our assets, book value, revenues or other established criteria of value. There were no commissions paid on the sale of these shares.

Exhibits
--------

         Copies of the following documents are filed with this Registration Statement as exhibits:

Exhibit No.
-----------

1.                         Underwriting Agreement (not applicable)

2.                         Plan of Reorganization

3.1                        Articles of Incorporation
                           (Charter Document)

3.2                        Bylaws

5.                         Opinion Re: Legality

8.                         Opinion Re: Tax Matters (not applicable)

11.                        Statement Re: Computation of Per Share Earnings*

15.                        Letter on unaudited interim financial information

21.                                 Subsidiaries of the Registrant

23.1                       Consent of Auditors

23.2                       Consent of Counsel**

24. Power of Attorney is included on the Signature Page of the Registration Statement


*        Included in Financial Statements
**       Included in Exhibit 5

Undertakings
------------
A. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by our director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

B. We hereby undertake:

         (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration
                  Statement:

                  (i)      To include any prospectus required by Section 10(a)
                           (3) of the Securities Act of 1933;

                  (ii) To specify in the prospectus any facts or events arising after the effective date of the Registration Statement (or most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                  (iii) To include any additional or changed material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement.

         (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

                                   SIGNATURES

In accordance with the requirements of the Securities Act of 1933, as amended, we certify that we have reasonable grounds to believe that we meet all of the requirements of filing on Form SB-2 and authorized this Registration Statement to be signed on our behalf by the undersigned, in the city of Victoria British Columbia on July 9, 2001.

                                     Battery Power Online U.S.A., Inc.,
                                     a Colorado corporation

                                     By:      /s/Peter Geoffrey Edmunds
                                              -------------------------
                                              Peter Geoffrey Edmunds
                                     Its:     President and Director


In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed on this 9th day of July, 2001, the following persons in the capacities and on the dates stated:

/s/ Peter Geoffrey Edmunds                                July 9, 2001
------------------------------------
Peter Geoffrey Edmunds
President, Director


 /s/ John Stacey                                          July 9, 2001
------------------------------------
John Stacey
Secretary, Director

/s/ John Sutherland                                       July 9, 2001
------------------------------------
John Sutherland
Director

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints and hereby authorizes Peter Geoffrey Edmunds with the full power of substitution, as attorney-in-fact, to sign in such person's behalf, individually and in each capacity stated below, and to file any amendments, including post-effective amendments to this Registration Statement.

In accordance with the requirements of the Securities Act of 1933, this Registration Statement was signed by the following persons in the capacities and on the dates stated.

Battery Power Online U.S.A., Inc.

 /s/ Peter Geoffrey Edmunds                                  July 9, 2001
------------------------------------
Peter Geoffrey Edmunds
President and Director


 /s/ John Stacey                                             July 9, 2001
------------------------------------
John Stacey
Secretary, Director

 /s/ John Sutherland                                         July 9, 2001
------------------------------------
John Sutherland
Director






                                       35